UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _______________________
FORM 8-K
_______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2015

_______________________
UNIVEST CORPORATION OF PENNSYLVANIA
(Exact name of registrant as specified in its charter)

_______________________

Pennsylvania	0-7617	23-1886144
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
14 North Main Street, Souderton, Pennsylvania 18964
(Address of principal executive office)(Zip Code)
Registrant’s telephone number, including area code (215) 721-2400
Not applicable
(Former name or former address, if changed since last report)

 _______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
Effective May 27, 2015, Univest Corporation of Pennsylvania (the “Corporation”) appointed Glenn E. Moyer and Dr. Charles H. Zimmerman to serve as alternate directors of the Corporation with terms expiring at the 2016 annual shareholders meeting.
Glenn E. Moyer served as the Secretary of the Pennsylvania Department of Banking and Securities from April 2011 to January 2015 upon appointment by then Pennsylvania Governor Tom Corbett and confirmation by unanimous vote of the Pennsylvania Senate. At the conclusion of Mr. Moyer's public service in January 2015, the Department supervised more than 215 Pennsylvania state charted banks, credit unions and trust companies. Mr. Moyer also served as Chair of the Board of Directors of the Pennsylvania Housing Finance Agency and Vice Chair of the Pennsylvania Banking and Securities Commission and was a voting member of the following boards: the Commonwealth Financing Agency, the Pennsylvania Economic Development Financing Authority, the Pennsylvania Industrial Development Authority, the Pennsylvania Minority Business Development Authority, the Pennsylvania Energy Development Authority and the Certified Real Estate Appraisers Board. Mr. Moyer is currently the Board Chair and Trustee of the Wyomissing Foundation, a private family foundation with a public improvement purpose. Mr. Moyer was previously the President and Chief Executive Officer of National Penn Bancshares, Inc. and Elverson National Bank.
Dr. Charles H. Zimmerman has served on the Board of Directors for the Clemens Family Corporation since 2004 and is an executive consultant in the areas of leadership development and strategic effectiveness. Dr. Zimmerman currently chairs the Department of Practical Theology at Biblical Theological Seminary, along with teaching courses in leadership, strategic planning and understanding corporate culture and change. In addition to teaching, Dr. Zimmerman has been actively involved in church leadership and development. Currently Dr. Zimmerman serves as a member of senior leadership and as teaching pastor at Calvary Church in Souderton - a role he has held for over 20 years.

Item 8.01	Other Events
On May 27, 2015, the Corporation’s Board of Directors approved an increase of 1,000,000 shares in the common shares available for repurchase under the Corporation’s share repurchase program, or approximately 5% of the Corporation’s common stock outstanding as of May 27, 2015. The Corporation has purchased approximately 562,000 shares of common stock under the Board approved share repurchase program of 800,000 shares announced in October 2013. As of May 27, 2015, shares available for future repurchases under the program now total 1,238,000.
Also, on May 27, 2015, the Corporation issued a press release reporting the declaration of its second quarter dividend of $0.20 per share. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits

Exhibit No.	Description of Document

99.1	Press release issued by Univest Corporation of Pennsylvania on May 27, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Corporation of Pennsylvania

By:	/s/ Michael S. Keim
Name:	Michael S. Keim
Title:	Senior Executive Vice President, Chief Financial Officer
Date: May 27, 2015

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press release issued by Univest Corporation of Pennsylvania on May 27, 2015.